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                                                    EHHIBIT 10.09
                      CERIDIAN CORPORATION
                  1993 LONG-TERM INCENTIVE PLAN
            (Amended and Restated as of May 10, 1995)
              (As amended through January 30, 1997)

1.   Purpose of Plan.

     The purpose of the Ceridian Corporation 1993 Long-Term Incentive Plan (as amended and restated as of May 10, 1995) (the "Plan") is to advance the interests of Ceridian Corporation (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.   Definitions.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1  "Board" means the Board of Directors of the Company.

     2.2 "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     2.3  "Change of Control" means an event described in
Section 12.1 of the Plan.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.6 "Common Stock" means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common
Stock may be changed in accordance with Section 4.3 of the Plan.

     2.7 "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

     2.8  "Eligible Recipients" means all employees
(including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary.

     2.9  "Exchange Act" means the Securities Exchange Act of
1934, as amended.




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     2.10 "Fair Market Value" means, with respect to the
Common Stock as of any date, the closing market price per share of the Common Stock as reported on the New York Stock Exchange Composite Tape on that date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). [As amended 1/30/97.]

     2.11 "Incentive Award" means an Option, Stock
Appreciation Right, Restricted Stock Award or Performance
Unit granted to an Eligible Recipient pursuant to the Plan.

     2.12 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to
Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.13 "Newly Hired Employee" means a person who has been an Eligible Recipient for 90 days or less.

     2.14 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

     2.15 "Option" means an Incentive Stock Option or a Non-
Statutory Stock Option.

     2.16 "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

     2.17 "Performance Goal" means the absolute or relative measure of one or more of the following alternatives as specified by the Committee in writing for any Performance Period, the achievement of which is a condition precedent to the vesting of a Performance Restricted Stock Award hereunder: Total Return to Stockholders; fully diluted earnings per share for the Company; or earnings before interest and taxes, return on equity or invested capital, or revenue growth for the Company or a specified Subsidiary or division of the Company. Any such Performance Goal shall be established by the Committee on or before the latest date permissible to enable the Performance Restricted Stock Award to qualify as "performance-based compensation" under
Section 162(m). For purposes of this definition, any relative measure of Total Return to Stockholders shall utilize the Company's Performance Ranking Position, and other financial terms shall have the same meanings as used in the Company's financial statements.

     2.18 "Performance Period" means the period of time during which Performance Goals are measured to determine the vesting of Performance Restricted Stock Awards.

     2.19 "Performance Ranking Position" means the relative placement of the Company's Total Return to Stockholders as measured against (i) the Total Return to Stockholders of other companies in a nationally recognized index such as the S&P 500, or in a peer group of companies selected by the Committee prior to the commencement of a Performance Period, or (ii) the performance of such nationally recognized index itself.

     2.20 "Performance Restricted Stock Award" means a
Restricted Stock Award the vesting of which is conditioned upon the satisfaction of one or more Performance Goals.

     2.21 "Performance Unit" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance criteria.


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     2.22 "Previously Acquired Shares" means shares of Common
Stock that are already owned by the Participant.

     2.23 "Restricted Stock Award" means an award of Common
Stock granted to an Eligible Recipient pursuant to Section  8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

     2.24 "Retirement" means the termination (other than for "cause" as defined in Section 10.3(b) of the Plan or by reason of death or Disability) of a Participant's employment or other service on or after the date on which the Participant has attained the age of 55 and has completed
10 years of continuous service to the Company or any Subsidiary (such period of service to be determined in accordance with the retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination). [As amended 1/30/97.]

     2.25 "Section 162(m)" means Section 162(m) of the Code.

     2.26 "Securities Act" means the Securities Act of 1933, as amended.

     2.27 "Stock Appreciation Right" means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

     2.28 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.29 "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

     2.30 "Total Return to Stockholders" with respect to a company means the total return to a holder of the common stock of that company during a Performance Period as a result of his or her ownership of that stock during such Performance Period, such total return to include both the appreciation (or depreciation) in the per share price of such common stock during such Performance Period, and the per share fair market value of all dividends and distributions paid or distributed by such company with respect to such common stock during such Performance Period, assuming that all such dividends and distributions are reinvested in shares of such common stock at their fair market value on the last trading day of the month in which the dividend or distribution is paid or distributed.

3.   Plan Administration.

     3.1 The Committee. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the "Committee") consisting solely of not less than two members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee



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may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan. [As amended 1/30/97.]

     3.2  Authority of the Committee.

          (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

          (b) Except as otherwise provided in the remainder of this Paragraph 3.2(b), the Committee will have the authority under the Plan to amend or modify the terms and conditions of any outstanding Incentive Award in any manner, so long as the amended or modified terms are permitted by the Plan as then in effect (including the requirement under
Section 6.2 that an Option exercise price will never be less than 100% of the Fair Market Value of the Common Stock on the date of grant), and any Participant adversely affected by such amended or modified terms has consented to such
amendment or modification.   No amendment or modification to
an Incentive Award, however, whether pursuant to this Section
3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan. The Committee shall not have the authority under the Plan to accelerate the exercisability or vesting of, or otherwise terminate or relax any restrictions relating to, any Incentive Award except in the case of death, Disability or Retirement of a Participant, or except to the extent that the exercise of such discretion by the Committee does not affect Incentive Awards involving, in the aggregate over the life of the Plan, more than 3% of the total number of shares of Common Stock authorized for issuance under the Plan. The Committee shall not have the authority under the Plan to authorize the grant of replacement Option or Stock Appreciation Right awards in substitution for pre-existing Incentive Awards of those types that have been or are to be surrendered and canceled at any time when the Fair Market Value of the Common Stock is less than the exercise price applicable to such surrendered and canceled Incentive Awards. [As amended through July 26, 1995]

          (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company (or any Subsidiary or division thereof) or any other entity whose


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performance is relevant to the grant or vesting of an
Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the grant or vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.   Shares Available for Issuance.

     4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 6,000,000 shares. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

     4.2 Limitation on Individual Awards in Any Taxable Year. The maximum number of shares of Common Stock that may be the subject of Incentive Awards made to any Eligible Recipient in any one taxable year of the Company shall not exceed 250,000 shares (the "Maximum Annual Grant").

     4.3 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

     4.4 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to (i) the number and kind of securities available for issuance under the Plan, (ii) the Maximum Annual Grant, and (iii) in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

5.   Participation.

     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date


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specified in the grant resolution of the Committee, which
date will be the date of any related agreement with the Participant.

6.   Options.

     6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Option. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. [As amended 1/30/97.]

     6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant but will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant. Unless otherwise determined by the Committee, the per share exercise price of Options granted under the Plan will be equal to 100% of the Fair Market Value of one share of Common Stock on the date of grant.

     6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable prior to six months (other than Options described in Section 6.6 of the Plan or as provided in Sections 10 or 12 of the Plan) or after 10 years from its date of grant. Unless the Committee determines otherwise, an Option granted under the Plan will be exercisable for 10 years from its date of grant and will become exercisable on a cumulative basis with respect to one-third of the shares subject to such Option on each January 1 occurring at least six months after its date of grant.

     6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or a combination of such methods.

     6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, Attention: Corporate Treasury, at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with
Section 6.4 of the Plan.

     6.6 Options or Stock in Lieu of Bonus. Without limiting in any way the authority of the Committee to establish the terms and conditions of Options or other Incentive Awards, the Committee may allow Eligible Recipients to elect to receive some or all of their annual cash bonus in the form of Non-Statutory Stock Options or shares of Common Stock rather than cash. The Committee will have the sole authority to determine whether to allow such an election and to establish the terms and conditions to such an election, which terms and conditions will be set forth in the agreement evidencing such Options or Incentive Awards.


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7.   Stock Appreciation Rights.

     7.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     7.2  Exercise Price.  The exercise price of a Stock
Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but will not be less than 100% of the Fair Market Value of one share of Common
Stock on the date of grant.

     7.3 Exercisability and Duration. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable prior to six months (other than as provided in Section 10 of the Plan) or after 10 years from its date of grant. Unless the Committee determines otherwise, a Stock Appreciation Right granted under the Plan will be exercisable for 10 years from its date of grant and will become exercisable on a cumulative basis with respect to one-third of the shares subject to such Stock Appreciation Right on each January 1 occurring at least six months after its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

8.   Restricted Stock Awards.

     8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Restricted Stock Award. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period, that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance criteria; provided, however, that any Restricted Stock Award made on or after May 10, 1995 to an Eligible Recipient other than a Newly Hired Employee must be a Performance Restricted Stock Award. Other than as provided in Sections 10 or 12 of the Plan, (i) no Restricted Stock Award may vest prior to six months from its date of grant, and (ii) any Restricted Stock Award that is not a Performance Restricted Stock Award may vest only over a period of at least three years from the date such Award was granted, the rate at which the shares subject to such Award may vest during such period shall not be more favorable to the Participant than vesting in equal annual installments, and the Participant must remain in the continuous employ or service of the Company or a Subsidiary during such period. [As amended through 1/30/97.]

     8.2 Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3 and 13.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this
Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

     8.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including


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regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will not be subject to the same restrictions as the shares to which such dividends or distributions relate and will be currently paid to the Participant. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee, in its sole discretion, may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

     8.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require Participants, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent for its Common Stock.

9.   Performance Units.

     An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance criteria. The Committee will have the sole discretion either to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

10.  Effect of Termination of Employment or Other Service.

     10.1 Termination Due to Death or Disability. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

       (a)  All outstanding Options then held by the
Participant will become immediately exercisable in full and
will remain exercisable for the remainder of their terms
unless otherwise expressly provided by the Committee in the
agreement evidencing any such Option Award;   [As amended
1/30/97.]

       (b)  All Restricted Stock Awards then held by the
Participant that have not vested as of such termination will be terminated and forfeited; and

       (c) All Performance Units and Stock Appreciation Rights then held by the Participant will vest and/or continue to vest and, with respect to Stock Appreciation Rights, will remain exercisable in the manner determined by the Committee and set forth in the agreement evidencing such Incentive Awards.


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     10.2  Termination Due to Retirement.  Except as
otherwise provided in Section 12 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

       (a) All outstanding Options then held by the Participant will continue to become exercisable in accordance with their terms unless otherwise expressly provided by the Committee in the agreement evidencing any such Option Award;
[As amended 1/30/97.]

       (b)  All Restricted Stock Awards then held by the
Participant that have not vested as of such termination will be terminated and forfeited; and

       (c) All Performance Units and Stock Appreciation Rights then held by the Participant will vest and/or continue to vest and, with respect to Stock Appreciation Rights, will remain exercisable in the manner determined by the Committee and set forth in the agreement evidencing such Incentive Awards.

     10.3  Termination for Reasons Other than Death,
Disability or Retirement.

       (a) Except as otherwise provided in Section 12 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable and all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option) and all Performance Units and Stock Appreciation Rights will vest and/or continue to vest and, with respect to Stock Appreciation Rights, will remain exercisable in the manner determined by the Committee and set forth in the agreement evidencing such Incentive Awards.

       (b) For purposes of this Section 10.3, "cause" will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

     10.4 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 10, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised before or following such termination) but consistent with the limitations of Paragraph 3.2(b) of the Plan, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Performance Units then held by such Participant to vest and/or continue to vest


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following such termination of employment or service, in each case in the manner determined by the Committee. [Amended as of July 26, 1995]

     10.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

11.  Payment of Withholding Taxes.

     11.1  General Rules.  The Company is entitled to
(a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment- related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award.

     11.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 11.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a combination of such methods.

12.  Change of Control.

     12.1 Definitions. For purposes of this Section 12, the following definitions will be applied:

       (a) "Benefit Plan" means any formal or informal plan, program or other arrangement heretofore or hereafter adopted by the Company or any Subsidairy for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in the form of cash or other property or rights, or is in the form of a benefit to or for the Participant.

       (b) "Change of Control" means any of the following events:

          (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation;

          (ii) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company's then issued and outstanding securities by any person or entity, or group of associated person or entities acting in concert;

          (iii) the sale of the properties and assets of the Company, substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;

          (iv) the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

          (v) a change in the composition of the Board at any time during any consecutive 24 month period such that the "Continuity Directors" cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, "Continuity Directors" means those members of the Board who either (1) were directors at the beginning of such consecutive 24 month period, or (2) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing Board of Directors.

       (c) "Change of Control Compensation" means any payment or benefit (including any transfer of property) in the nature of compensation, to or for the benefit of a Participant under this Plan or any Other Agreement or Benefit
Plan, which is considered to be contingent on a Change of Control for purposes of Section 280G of the Code.

       (d) "Change of Control Termination" means, with respect to a Participant, any of the following events occurring within two years after a Change of Control:

          (i) Termination of the Participant's employment with the Company and all of its Subsidiaries for any reason other than
(A) fraud, (B) theft or embezzlement of Company or Subsidiary assets, (C) intentional violations of law involving moral turpitude, or (D) the substantial and continuing failure by the Participant to satisfactorily perform his or her duties as reasonably assigned to the Participant for a period of 60 days after a written demand for such satisfactory performance which specifically identifies the manner in which it is alleged the Participant has not satisfactorily performed such duties; or

          (ii) Termination of employment with the Company and all of its Subsidiaries by the Participant for Good
Reason.

A Change of Control Termination shall not include a termination of employment by reason of death or Disability.

       (e) "Good Reason" means a good faith determination by the Participant, in the Participant's sole and absolute judgment, that any one or more of the following events has occurred, without the Participant's express written consent, after a Change of Control:

          (i)  A change in the Participant's reporting
responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of the Participant from, or any failure to re-elect the Participant to, any of such positions, which has the effect of diminishing the Participant's responsibility or authority; or

          (ii)  A reduction by the Company or its
Subsidiaries in the Participant's base salary as in effect immediately prior to the Change of Control or as the same may be increased from time to time thereafter; or

          (iii) The Company or its Subsidiaries requiring the Participant to be based anywhere other than within twenty-five miles of the Participant's job location at the time of the Change of Control; or

          (iv) Without replacement by plans, programs, or arrangements which, taken as a whole, provide benefits to the Participant at least reasonably comparable to those discontinued or adversely affected, (A) the failure by the Company or its Subsidiaries to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee compensation or benefit plan, program or arrangement, in which the Participant is participating immediately prior to a Change of Control; or (B) the taking of any action by the Company or its Subsidiaries that would materially adversely affect the Participant's participation or materially reduce the Participant's benefits under any of such plans, programs or arrangements; or

          (v) The failure by the Company or its Subsidiaries to provide office space, furniture, and secretarial support at least comparable to that provided to the Participant immediately prior to the Change of Control, or the taking of any similar action by the Company or its Subsidiaries that would materially adversely affect the working conditions in or under which the Participant performs his or her employment duties; or

          (vi) If the Participant's primary employment duties are with a Subsidiary of the Company, the sale, merger, contribution, transfer or any other transaction as a result of which the Company no longer directly or indirectly controls or has a significant equity interest in such Subsidiary; or

          (vii) Any material breach by the Company or one of its Subsidiaries of any employment agreement between the Participant and the Company or such Subsidiary.

       (f) "Excise Tax" means any applicable federal excise tax imposed by Section 4999 of the Code.

       (g) "Other Agreements" means any agreement, contract or understanding heretofore or hereafter entered into between a Participant and the Company or any of its Subsidiaries for the direct or indirect provision of compensation to the Participant.

       (h) "Reduced Amount" means the largest amount that could be received by a Participant as Change of Control
Compensation such that no portion of such Change of Control
Compensation would be subject to the Excise Tax.

     12.2  Acceleration of Vesting.  Subject to the
"Limitation on Change of Control Compensation" contained in
Section 12.3 of the Plan, in the event of a Change of Control Termination with respect to a Participant, and without further action of the Committee:

       (a) Each Option granted to such Participant that has been outstanding at least six months (or such shorter period as may be specified in the applicable award agreement) will become immediately exercisable in full and will remain exercisable until the expiration date of such Option. [As amended 1/30/97.]

       (b)  Each Restricted Stock Award (including any
Performance Restricted Stock Award) granted to such
Participant that has been outstanding for at least six months
(or such shorter period as may be specified in the applicable award agreement) will immediately become fully vested. [As amended 1/30/97.]

       (c) All Performance Units and Stock Appreciation Rights then held by such Participant will vest and/or continue to vest and, with respect to Stock Appreciation Rights, will remain exercisable in the manner determined by the Committee and set forth in the agreement evidencing such Incentive Awards.

     12.3 Limitation on Change of Control Compensation. If any Change of Control Compensation would be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and if, after reduction for any Excise Tax and federal income tax imposed by the Code, the Participant's net proceeds of such Change of Control Compensation would be less than the amount of the Participant's net proceeds resulting from the payment of the Reduced Amount after reduction for federal income taxes, then the Change of Control Compensation payable to the Participant shall be limited to the Reduced Amount. The determinations required by the preceding sentence shall be made by the firm of independent certified public accountants serving as the outside auditor of the Company as of the date of the applicable Change of Control, and such determinations shall be binding upon the Company and such Participant. If Change of Control Compensation to the Participant is limited to the Reduced Amount, then the Participant shall have the right, in his or her sole discretion, to designate those payments or benefits under this Plan, any Other Agreements and/or any Benefit Plans that should be reduced or eliminated so as to avoid having the Participant's Change of Control Compensation be subject to the Excise Tax. If the Participant fails to make such designation within 30 days of having received notification that such designation is required, the Company shall make such designations and shall promptly inform the Participant of its actions in such regard.

     12.4 Limitations on Committee's and Board's Actions. Prior to a Change of Control, the Participant will have no rights under this Section 12, and the Board will have the power and right, within its sole discretion to rescind, modify or amend this
Section 12 without the consent of any Participant. In all other cases, and notwithstanding the authority granted to the Committee or Board to exercise discretion in interpreting, administering, amending or terminating this Plan, neither the Committee nor the Board will, following a Change of Control, have the power to exercise such authority or otherwise take any action that is inconsistent with the provisions of this Section 12. [Section 12 as amended 5/8/96 and 1/30/97.]

13.  Rights of Eligible Recipients and Participants
Transferability.

     13.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

     13.2 Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

     13.3  Restrictions on Transfer.

       (a) Except pursuant to testamentary will or the laws of descent and distribution and except as expressly permitted by Paragraph 13.3(b) of the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 10 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees. [As amended 1/30/97.]

       (b) The Committee may, in its discretion, authorize all or a portion of the Options to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the "Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) the award agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Paragraph 13.3(b), (3) timely written notice of the transfer must be provided to the Company by the Participant, and (4) subsequent transfers of the transferred Options shall be prohibited except for those in accordance with Paragraph 13.3(a). Following transfer, any such Option and the rights of any transferee with respect thereto shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment as provided in the Plan and in any applicable award agreement shall continue to be applied with respect to the original Participant, with the transferee bound by the consequences of any such termination of employment as specified in the Plan and the applicable award agreement. The Company shall be under no obligation to provide notice of termination of a Participant's employment to any transferee of such Participant's Options. Notwithstanding any Option transfer pursuant to this Paragraph 13.3(b), the Participant shall remain subject to and liable for any employment-related taxes in connection with the exercise of such Option. [As amended 1/30/97.]

     13.4 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

14.  Securities Law and Other Restrictions.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

15.  Plan Amendment, Modification and Termination.

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act,
Section 422 of the Code or the rules of the New York Stock Exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under
Section 4.3 and Section 12.4 of the Plan.

16.  Effective Date and Duration of the Plan.

     The Plan is effective as of February 3, 1993, the date it was adopted by the Board. The Plan will terminate at midnight on February 3, 1999, and may be terminated prior thereto by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to vest, or become free of restrictions, in accordance with their terms.

17.  Miscellaneous.

     17.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

     17.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.